NEWS RELEASE

For Additional Information Contact:

Joe Meyers
Vice President, Finance
(513) 874-8741

PIERRE FOODS, INC. REPORTS INCREASED SALES IN THIRD QUARTER RESULTS

Cincinnati, Ohio, January 10, 2005 ... Pierre Foods, Inc., a leading manufacturer and marketer of high-quality, differentiated processed food solutions, today reported for its third quarter of fiscal 2005, which ended December 4, 2004, net revenues of $112.0 million versus $93.8 million for the same period last year, an increase of 19.4%. For the thirty-nine week year-to-date period, net revenues were $303.0 million versus $256.5 million for the same period last year, an increase of 18.1%. The increase in net revenues both for the third quarter and year-to-date period is primarily due to increases in net revenues across most of the Company’s end-market segments, including the substantial development of national business with an existing customer and the advent of other new business.

On a pro forma basis, earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $16.4 million for the third quarter from $13.5 million for the same period last year, a 21.5% increase. Year-to-date, on a pro forma basis, EBITDA decreased to $27.7 million for the thirty-nine weeks ended December 4, 2004 from $34.5 million for the thirty-nine weeks ended November 29, 2003, a 19.7% decrease. The Company’s pro forma results give effect to the acquisition of the Company on June 30, 2004 by an affiliate of Madison Dearborn Partners, LLC and the related financing transactions. Included in the current year-to-date pro forma EBITDA is a non-cash deferred compensation charge of $0.4 million related to the management team’s investment in the acquisition of the Company. The pro forma results also give effect to the amendment of the indenture for the Company’s prior senior notes, which among other things, included the termination of a number of related party agreements. Pro forma effect is given to these transactions as if they had occurred on the first day of the periods presented.

The Company reported net income of $2.1 million during the third quarter, compared with net income of $1.8 million during the third quarter last year. The increase in earnings for the third quarter was primarily due to the continued improvement in net revenues, which is primarily the result of substantial volume growth. Volume growth was up 18.6% in the third quarter and 14.2% for the year-to-date period. Increases in customer pricing, taken in the first and second quarter to help offset increases in raw material prices, also contributed to the improvement. The weighted average prices the Company paid for beef, pork, chicken and cheese in the third quarter 2005 versus the prior year comparable period varied by commodity. Beef prices were 3.5% lower, pork prices were 51.2% higher, chicken prices were 13.2% lower and cheese prices were 4.1% higher but in the aggregate, the cost of these four raw materials was 3.6% higher than the prior year comparable period. The weighted average prices the Company paid for beef, pork, chicken and cheese in the third quarter 2005 versus the weighted average prices the Company paid for these raw materials in the second quarter 2005, also varied by commodity. Beef prices were 0.6% higher, pork prices were 4.3% higher, chicken prices were 45.8% lower, and cheese prices were 6.0% lower but in the aggregate, the cost of these four raw materials was 13.9% lower than the previous quarter. Income in the third quarter was also negatively impacted by a purchase accounting adjustment to inventory of $0.4 million (as a result of the acquisition by Madison Dearborn Partners).

For the thirty-nine week period of Fiscal 2005, the Company reported a net loss of $7.6 million, compared with net income of $0.2 million in the comparable period last year. This increase in the net loss was primarily due to (i) substantial increases in raw material protein prices, partially offset by price increases taken during the second and third fiscal quarters, (ii) the impact of a purchase accounting adjustment to inventory of $1.9 million (as a result of the acquisition by Madison Dearborn Partners), (iii) start-up costs of $1.8 million associated with a national restaurant chain customer, (iv) $2.0 million of transaction expenses incurred by the Company’s previous shareholders in conjunction with the acquisition by Madison Dearborn Partners, (v) $5.3 million of additional interest relating to fees and write-offs incurred in connection with the repayment of existing debt in conjunction with the acquisition, (vi) $11.1 million of amortization related to the allocation of the purchase price to other intangible assets; and (vii) the increase in net income due to volume growth. The weighted average prices the Company paid for beef, pork, chicken and cheese for the year-to-date period were approximately 1.5%, 46.1%, 39.0%, and 26.5% higher, respectively, than the weighted average prices paid for these raw materials in the prior year comparable period and were approximately 19.9% higher in aggregate than the prior year period.

As previously announced, Pierre Foods, Inc. will hold a conference call at 10:00 a.m. EST on Tuesday, January 11, 2005 to discuss third quarter results. Interested parties can listen to a live web cast by direct dialing at (800) 406-5356 or visiting www.pierrefoods.com and clicking on the “Pierre Foods Third Quarter Earnings Call – 3rd Quarter Webcast” link on the home page. It is recommended that access to the live web cast be established 10-15 minutes prior to the scheduled start time. The call will be recorded and available for playback beginning at 1:00 p.m. EST on Tuesday, January 11, 2005 by dialing (888) 203-1112 or (719) 457-0820. The replay passcode is 203334. A replay of the webcast briefing also is expected to be available on the company’s web site through 1:00 p.m. EST on Friday, January 14, 2005.

Pierre Foods, Inc. is a leading manufacturer and marketer of high-quality, differentiated processed food solutions, focusing on formed, pre-cooked protein products and hand-held convenience sandwiches. Headquartered in Cincinnati, Ohio, Pierre Foods, Inc. markets its sandwiches under a number of well-known brand names, such as Fast Choice®, Rib-B-Q®, Hot ‘n’ Ready® and Big AZ®, and has licenses to sell sandwiches using well-known brands, such as Checkers®, Krystal®, Tony Roma’s®, NASCAR CAFE® and Nathan’s Famous®.

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “EBITDA” (a non-GAAP financial measure). “EBITDA” represents income (loss) before interest, taxes, depreciation and amortization. EBITDA and Pro Forma EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as measures of liquidity. EBITDA and pro forma EBITDA are included in this press release because they are bases upon which the Company’s management assesses financial performance. While EBITDA and pro forma EBITDA are frequently used as measures of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculations. A reconciliation of pro forma net income (loss) to pro forma EBITDA is included in this release.

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “anticipates,” “estimates,” and similar expressions identify forward-looking statements. These statements reflect the company’s expectations at the time this release was issued and are not guarantees of future performance but instead involve various risks and uncertainties. Actual events and results may differ materially from those described in the forward-looking statements. Among the factors that could cause material differences are the ability of the company to generate cash flows to meet its debt service obligations, increases in the price of raw materials, particularly beef, chicken and pork, a decline in meat consumption or in the consumption of processed foods, outbreaks of disease among cattle, chicken or pigs, changes in applicable governmental regulations, such as the USDA’s Commodity Reprocessing Program, work stoppages or interruptions, the ability of the Company to comply with the financial covenants and other provisions of its financing arrangements, and other risks detailed from time to time in the Company’s periodic SEC reports. The Company undertakes no obligation to update or revise any forward-looking statement.

PIERRE FOODS, INC.
CONDENSED STATEMENTS OF OPERATIONS
Unaudited
(in thousands)

	Predecessor	Successor
	Pierre	Pierre
	Thirteen Weeks	Thirteen Weeks
	Ended	Ended
	November 29, 2003	December 4, 2004
Sales	$93,825	$111,968
Cost of goods sold	66,502	80,148
Selling, general and administrative expenses	19,740	15,410
Depreciation and amortization	1,166	8,146
Interest expense	3,671	5,202
Other income, net	—	13
Loss on disposition of property, plant & equipment	22	—

Income before taxes	2,724	3,075
Income tax provision	956	1,009

Net income	$1,768	$2,066

PIERRE FOODS, INC.
CONDENSED STATEMENTS OF OPERATIONS
Unaudited
(in thousands)

	Predecessor Pierre	Predecessor Pierre	Successor Pierre	Combined
	Thirty-Nine Weeks	March 7, 2004	July 1, 2004	March 7, 2004
	Ended	Through	Through	Through
	November 29, 2003	June 30, 2004	December 4, 2004	December 4, 2004
Sales	$256,553	$115,549	$187,407	$302,956
Cost of goods sold	180,931	87,026	139,579	226,605
Selling, general and administrative expenses	58,801	26,447	24,965	51,412
Depreciation and amortization	3,481	1,545	13,675	15,220
Interest expense	13,002	6,538	14,231	20,769
Other income, net	—	2	12	14

Loss on disposition of property, plant and equipment	23	340	—	340

Income (loss) before taxes	315	(6,345)	(5,031)	(11,376)

Income tax provision (benefit)	105	(2,081)	(1,649)	(3,730)

Net income (loss)	$210	$(4,264)	$(3,382)	$(7,646)

The following supplemental pro forma financial information is provided to present the Company’s prior periods on a comparable basis to the Company’s current results. The unaudited pro forma consolidated financial data set forth below was derived from the application of pro forma adjustments to the Company’s historical financial statements. We provide the unaudited pro forma financial data for informational purposes only. The unaudited pro forma consolidated financial data do not purport to represent what the Company’s results of operations would have been if these transactions had occurred as of the dates indicated, nor are they indicative of results for any future periods. The adjustments to the unaudited pro forma consolidated statements of operations are based upon available information and certain assumptions that the Company believes are reasonable. You should read the unaudited pro forma consolidated financial data and the accompanying notes in conjunction with the Company’s historical financial statements and the accompanying notes thereto included in the Company’s SEC filings.

The restructuring adjustments give pro forma effect to the Company’s entering into the Fourth Supplemental Indenture relating to the Company’s senior notes on March 8, 2004. The Fourth Supplemental Indenture, among other things, increased the annual interest rate from 10.75% to 12.25% through March 31, 2005 and 13.25% thereafter; provided for the assumption of approximately $14.5 million of subordinated debt of PF Management (net of cancellation of a related party receivable of $1.0 million and including $0.2 million of accrued interest); and required the termination of substantially all of the Company’s related party agreements. As the restructuring occurred on March 8, 2004, the effects of the restructuring are already reflected within the historical results of operations for the first quarter 2005. We refer to these transactions as the “Restructuring”.

PIERRE FOODS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Period of August 31, 2003 to November 29, 2003
(in thousands)

		Restructuring			Acquisition
	Historical	Adjustments			Adjustments			Pro Forma
Revenues, net	$93,825	$—			$(49)	(e	)	$93,776
Costs and expenses:
Cost of goods sold.	66,502	(1,521)	(a	)	—			64,981
Selling, general and administrative expenses	19,740	(2,630)	(b	)	(1,857)	(f	)	15,253
Net loss on disposition of property, plant and equipment	22	—			—			22
Depreciation and amortization	1,166	—			6,907	(g	)	8,073

Total costs and expenses	87,430	(4,151)			5,050			88,329

Operating Income	6,395	4,151			(5,099)			5,447

Interest expense	(3,671)	(1,189)	(c	)	(52)	(h	)	(4,912)

(Loss) income before income tax	2,724	2,962			(5,151)			535
Income tax (provision) benefit	(956)	(1,171)	(d	)	1,927	(i	)	(200)

Net income (loss)	$1,768	$1,791			($3,224)			$335

The unaudited pro forma consolidated financial statements for the period of August 31, 2003 to November 29, 2003 presented above give effect to the following adjustments (dollars in thousands):

(a)	To reflect the elimination of commissions paid to PF Purchasing for its services in negotiating discounts and commissions with respect to the Company’s non-protein products, to the extent such commissions exceed the cost of providing such purchasing services. As a requirement of the Fourth Supplemental Indenture, PF Purchasing was dissolved and the Company’s purchasing agreement with PF Purchasing was terminated.

(b)	To reflect the elimination of $2,594 in fees paid to PF Distribution for shipping, warehousing and storage services, representing the excess of such fees over the cost of providing such services. As a requirement of the Fourth Supplemental Indenture, PF Distribution was dissolved and the Company’s logistics agreement with PF Distribution was terminated. Also to reflect the elimination of $36 of lease expense, which lease was terminated in connection with the Restructuring.

(c)	To reflect (1) $431 of additional interest resulting from the increase in the interest rate on the existing senior notes from 10.75% to 12.25% per annum; (2) $383 of additional interest on the assumed PF Management subordinated indebtedness; and (3) amortization of $375 of additional deferred financing fees resulting from the 3% consent fee paid to holders of the Company’s senior notes.

(d)	To reflect the tax effect of the Restructuring adjustments, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

(e)	To reflect the elimination of revenues related to the operations of Compass Outfitters, which was retained by the selling shareholders.

(f)	To reflect the elimination of (1) $187 of selling, general and administrative expenses relating to Compass Outfitters, which was retained by the selling shareholders; (2) $716 of compensation expense for the selling shareholders and other personnel who were terminated in connection with the sale of the Company and will not be replaced; (3) $490 of travel and entertainment expenses incurred by the selling shareholders and other personnel who were terminated in connection with the sale of the Company and will not be replaced; (4) $316 related to the leasing of an aircraft from Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which was retained by the selling shareholders; (5) $270 of rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party, which lease was terminated in connection with the sale of the Company; and (6) the addition of $122 of compensation expense related to the new deferred compensation plan.

(g)	To reflect (1) the $100 decrease in annual depreciation expense related to the aircraft retained by the selling shareholders; (2) the elimination of depreciation expense of $13 related to Compass Outfitters, which was retained by the selling shareholders; (3) the elimination of depreciation expense of $109 related to other assets, primarily office furniture, fixtures and computers, that were distributed to the selling shareholders in connection with the Acquisition; and (4) the increase in depreciation and amortization of $7,129 due to the excess purchase price allocation as a result of the sale of the Company.

(h)	To reflect the adjustments to interest expense as a result of (1) the increase in annual interest expense associated with $150,000 of variable rate debt under the term loan facility portion of the Company’s new senior credit facility; (2) the increase in annual interest expense associated with the issuance of $125,000 of 9-7/8% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”); (3) the elimination of interest expense of $4,789 associated with the Company’s prior indebtedness (including the amortization of related deferred financing fees); and (4) the amortization of deferred financing fees of $287 associated with the Company’s new senior credit facility and the New Notes.

(i)	To reflect the tax effect of the pro forma adjustments related to the Acquisition, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

PIERRE FOODS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Period of March 2, 2003 to November 29, 2003
(in thousands)

		Restructuring			Acquisition
	Historical	Adjustments			Adjustments			Pro Forma
Revenues, net	$256,553	$—			$(95)	(e	)	$256,458
Costs and expenses:
Cost of goods sold	180,931	(3,841)	(a	)	—			177,090
Selling, general and administrative expenses	58,801	(8,550)	(b	)	(5,421)	(f	)	44,830
Net loss on disposition of property, plant and equipment	23	—			—			23
Depreciation and amortization	3,481	—			20,727	(g	)	24,208

Total costs and expenses	243,236	(12,391)			15,306			246,151

Operating income	13,317	12,391			(15,401)			10,307

Interest expense	(13,002)	(3,568)	(c	)	(477)	(h	)	(17,047)

(Loss) income before income tax	315	8,823			(15,878)			(6,740)
Income tax (provision) benefit	(105)	(3,314)	(d	)	5,940	(i	)	2,521

Net income (loss)	$210	$5,509			($9,938)			($4,219)

The unaudited pro forma consolidated financial statements for the period of March 2, 2003 to November 29, 2003 presented above give effect to the following adjustments (dollars in thousands):

(a)	To reflect the elimination of commissions paid to PF Purchasing for its services in negotiating discounts and commissions with respect to the Company’s non-protein products, to the extent such commissions exceed the cost of providing such purchasing services. As a requirement of the Fourth Supplemental Indenture, PF Purchasing was dissolved and the Company’s purchasing agreement with PF Purchasing was terminated.

(b)	To reflect the elimination of $8,442 in fees paid to PF Distribution for shipping, warehousing and storage services, representing the excess of such fees over the cost of providing such services. As a requirement of the Fourth Supplemental Indenture, PF Distribution was dissolved and the Company’s logistics agreement with PF Distribution was terminated. Also to reflect the elimination of $108 of lease expense, which lease was terminated in connection with the Restructuring.

(c)	To reflect (1) $1,294 of additional interest resulting from the increase in the interest rate on the existing senior notes from 10.75% to 12.25% per annum; (2) $1,150 of additional interest on the assumed PF Management subordinated indebtedness; and (3) amortization of $1,124 of additional deferred financing fees resulting from the 3% consent fee paid to holders of the Company’s senior notes.

(d)	To reflect the tax effect of the Restructuring adjustments, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

(e)	To reflect the elimination of revenues related to the operations of Compass Outfitters, which was retained by the selling shareholders.

(f)	To reflect the elimination of (1) $660 of selling, general and administrative expenses relating to Compass Outfitters, which was retained by the selling shareholders; (2) $2,095 of compensation expense for the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (3) $1,496 of travel and entertainment expenses incurred by the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (4) $1,012 related to the leasing of an aircraft from Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which was retained by the selling shareholders; (5) $522 of rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party, which lease was terminated in connection with the Acquisition; and (6) the addition of $364 of compensation expense related to the new deferred compensation plan.

(g)	To reflect (1) the $297 decrease in annual depreciation expense related to the aircraft retained by the selling shareholders; (2) the elimination of depreciation expense of $36 related to Compass Outfitters, which was retained by the selling shareholders; and (3) the elimination of depreciation expense of $329 related to other assets, primarily office furniture, fixtures and computers, that were distributed to the selling shareholders in connection with the Acquisition and (4) the increase in depreciation of $1,128 and amortization of $20,261 due to the purchase price allocation.

(h)	To reflect the adjustments to interest expense as a result of (1) the increase in annual interest expense associated with $150,000 of variable rate debt under the term loan facility portion of the Company’s new senior credit facility; (2) the increase in annual interest expense associated with the New Notes; (3) the elimination of interest expense of $14,329 associated with the Company’s prior indebtedness (including the amortization of related deferred financing fees); and (4) the amortization of deferred financing fees of $862 associated with the Company’s new senior credit facility and the Senior Subordinated Notes.

(i)	To reflect the tax effect of the pro forma adjustments related to the Acquisition, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

PIERRE FOODS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Period of March 7, 2004 to December 4, 2004
(in thousands)

		Acquisition
	Historical	Adjustments			Pro Forma
Revenues, net	$302,956	$(9)	(a	)	$302,947
Costs and expenses:
Cost of goods sold	226,605	—			226,605
Selling, general and administrative expenses	51,412	(3,105)	(b	)	48,307
Net loss on disposition of property, plant and equipment	340	—			340
Depreciation and amortization	15,220	8,402	(c	)	23,622

Total costs and expenses	293,577	5,297			298,874

Operating income	9,379	(5,306)			4,073

Interest Expense	(20,769)	227	(d	)	(20,542)
Other Income, net	14	—			14

Other expense, net	(20,755)	227			(20,528)

(Loss) income before income tax	(11,376)	(5,079)			(16,455)
Income tax benefit	3,730	1,872	(e	)	5,602

Net income (loss)	($7,646)	($3,207)			($10,853)

The unaudited pro forma consolidated financial statements for the period of March 7, 2004 to December 4, 2004 presented above give effect to the following adjustments (dollars in thousands):

(a)	To reflect the elimination of revenues related to the operations of Compass Outfitters, which was retained by the selling shareholders.

(b)	To reflect the elimination of (1) $138 of selling, general and administrative expenses relating to Compass Outfitters, which was retained by the selling shareholders; (2) $1,223 of compensation expense for the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (3) $1,009 of travel and entertainment expenses incurred by the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (4) $719 related to the leasing of an aircraft from Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which was retained by the selling shareholders; (5) $175 of rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party, which lease was terminated in connection with the Acquisition; and (6) the addition of $159 of compensation expense related to the new deferred compensation plan.

(c)	To reflect (1) the $83 decrease in annual depreciation expense related to the aircraft retained by the selling shareholders; (2) the elimination of depreciation expense of $66 related to Compass Outfitters, which was retained by the selling shareholders; (3) the elimination of depreciation expense of $154 related to other assets, primarily office furniture, fixtures and computers, that were distributed to the selling shareholders in connection with the Acquisition and (4) the increase in depreciation of $565 and amortization of $8,140 due to the preliminary purchase price allocation. The preliminary purchase price allocation is based, in part, upon preliminary appraisals, and is therefore subject to change.

(d)	To reflect the adjustments to interest expense as a result of (1) the increase in annual interest expense associated with $150,000 of variable rate debt under the term loan facility portion of the Company’s new senior credit facility; (2) the increase in annual interest expense associated with the issuance of $125,000 of Senior Subordinated Notes; (3) the elimination of interest expense of $6,540 associated with the predecessor Company’s indebtedness (including the amortization of related deferred financing fees); and (4) the amortization of deferred financing fees of $375 associated with the Company’s new senior credit facility and the New Senior Subordinated Notes.

(e)	To reflect the tax effect of the pro forma adjustments related to the Acquisition, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

The pro forma operating results for the 13 weeks ended November 29, 2003 and December 4, 2004 and the 39 weeks ended December 4, 2004 and November 29, 2003 have not been adjusted for the following expenses that the Company does not expect to incur in the future. Excluding these expenses, pro forma EBITDA for these periods would have been $14.3 million, $17.0 million, $35.4 million, and $36.9 million, respectively.

	39 Weeks Ended	39 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	November 29, 2003	December 4, 2004	November 29, 2003	December 4, 2004
Pro Forma EBITDA	$34,515	$27,709	$13,520	$16,423

Professional fees (a)	1,541	2,592	358	—
Board of directors expenses (b)	82	90	17	—
Community relations and other (c)	431	620	261	—
Previous shareholders’ transaction fees (d)	—	1,737	—	—
Endorsement termination (e)	—	318	—	—
Purchase accounting adjustment (f)	—	1,922	—	422
Other acquisition expenses (g)	—	26	—	—
Non-cash compensation expense (h)	365	365	122	122

Total	2,419	7,670	758	544

EBITDA, as further adjusted	$36,934	$35,379	$14,278	$16,967

(a)	These professional fees primarily are related to the restructuring of the Fourth Supplemental Indenture on March 8, 2004 and to the sale of the Company.

(b)	These expenses relate to Predecessor Pierre’s outside board of director fees. The Company has not paid director fees to date but may pay director fees to outside directors in the future.

(c)	These fees include community relations and other donations including contributions made to the former shareholder’s alma mater.

(d)	The previous shareholders’ transaction fees include legal, accounting, tax consulting, and advisory fees related to the sale of the Company.

(e)	The endorsement termination relates to the termination of the contract between the Company and Crawford Race Cars, LLC, which resulted from the sale of the Company.

(f)	The purchase accounting adjustment represents the step-up in basis of inventory as a result of the acquisition and corresponding increase in cost of goods sold in the subsequent period.

(g)	Other includes employee travel and expenses incurred in connection with the financing of the acquisition by Madison Dearborn Partners, LLC.

(h)	Represents non-cash compensation expense attributable to the accretion of dividends on the preferred stock of Pierre Holding Corp. held in a rabbi trust to fund PF Management’s obligations under a deferred compensation plan.

The following table provides a reconciliation from pro forma net income (loss) to pro forma EBITDA:

	March 2, 2003	March 7, 2004	August 31, 2003	September 5, 2004
	To	To	To	To
	November 29, 2003	December 4, 2004	November 29 2003	December 4, 2004
Pro Forma net (loss) income	($4,219)	($10,853)	$335	$2,066
Income tax provision (benefit)	(2,521)	(5,602)	200	1,009
Interest expense	17,047	20,542	4,912	5,202
Depreciation and amortization	24,208	23,622	8,073	8,146

Pro Forma EBITDA	$34,515	$27,709	$13,520	$16,423